AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2002

                        REGISTRATION NO. ----------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          GUARDIAN BIOTECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


            Canada                               8731-26                             Applied for
(State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
incorporation or organization)         Classification Code Number)                     Number)


                            IPW, 110 Gymnasium Place
                    SASKATOON, SASKATCHEWAN, CANADA  S7N 0W9
                                 (306) 384-4114
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

AGENT  FOR  SERVICE:

TARGET GROUP
520 - 177 TELEGRAPH ROAD
BELLINGHAM WASHINGTON
U.S.A. 98226
1-866-802-1222



 (Name, address, including zip code, and telephone number, including area code, of agent of service)

WITH COPIES TO:
LAW OFFICES OF FRANK BIRKHOLZ                                      DAE JON
SUITE #3827 - 1001 - 4TH AVENUE                                    PENN CAPITAL CANADA LTD.
SEATTLE, WASHINGTON                                                16TH FLOOR, 543 GRANVILLE STREET
U.S.A. 98154                                                       VANCOUVER, BRITISH COLUMBIA, CANADA V6C 1X8
(206) 682 - 7626  EXT. 13                                          (604) 647 - 0044

APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  THE  PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:
[  ]

                                                                             PROPOSED
                                                   PROPOSED MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF         AMOUNT  TO BE      OFFERING PRICE PER        AGGREGATE           AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED               UNIT             OFFERING PRICE     REGISTRATION FEE
---------------------------    -------------      ------------------      --------------     ----------------
Common stock, without par                          US$0.10 per share(1)       $  (1)                $
value:
- offered by selling
shareholders                     2,200,000         US$0.10                   US$220,000            US$220.00
- offered by Company             5,000,000         US$0.10                   US$500,000            US$500.00
---------------------------    -------------      ------------------      --------------     ----------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o)
under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities
Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section
8(a),  may  determine.

There are no pre-existing contractual agreements for any person to purchase the shares. We have made no selling arrangements for the sale of the securities offered in this prospectus.

                                        2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                DECEMBER XX, 2002
                              SUBJECT TO COMPLETION

                                   PROSPECTUS


                               [GRAPHIC  OMITED]


                          GUARDIAN BIOTECHNOLOGIES INC.

                        2,200,000 SHARES OF COMMON STOCK
                       TO BE SOLD BY SELLING SHAREHOLDERS

                        5,000,000 SHARES OF COMMON STOCK
                            TO BE SOLD BY THE COMPANY

The common shares to be sold by selling shareholders hereunder are being offered for sale by existing shareholders of the Company. The proceeds from the sale of shares by selling shareholders will not be for the benefit of the Company and the Company will receive no proceeds from these sales.

The Company is also offering shares for sale to the public hereunder, and 5,000,000 new shares are to be issued from treasury. All proceeds from the anticipated sale of these shares will accrue to the benefit of the Company.
                No public market currently exists for our shares.

INVESTING  IN  OUR COMMON SHARES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 7.



                                                  UNDERWRITING
                                    PRICE TO      DISCOUNTS  AND     PROCEEDS TO
                                    PUBLIC        COMMISSIONS        GUARDIAN
                                    --------      --------------     -----------
SELLING  SHAREHOLDERS
Per  common  share                   US$0.10      nil                $nil
OFFERED  BY  COMPANY
Per  common  share                   US$0.10      nil                $0.10
Total                                US$0.10      nil                $500,000.00
                                    --------      --------------     -----------

The selling shareholders of Guardian Biotechnologies Inc. listed on page 13 under the caption "Selling Shareholders" may offer and sell up to an aggregate of 2,200,000 shares of our common stock under this prospectus. The selling shareholders will offer and sell the shares at a price of US$0.10 per share until such time as our common stock may be listed on the OTC Bulletin Board and thereafter at prevailing market prices or privately at negotiated prices. We will not receive any of the proceeds of this portion of the offering. The offering will close no later than 190 days after the effective date of the registration statement that includes this prospectus.

The Company may offer and sell up to an aggregate of 5,000,000 shares of its common stock under this prospectus. The Company will offer and sell the shares at a price of US$0.10 per share until such time as its common stock may be

                                        3

listed on the OTC Bulletin Board and thereafter at prevailing market prices or privately at negotiated prices. We do not anticipate any broker participation in this offering and will receive the proceeds of this portion of the offering.
The offering will close no later than 190 days after the effective date of the registration statement that includes this prospectus.

Our  common  stock is not listed on a national securities exchange or the Nasdaq
Stock Market. We intend to apply to have our common stock included for quotation on the OTC Bulletin Board or BBX. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the OTC Bulletin Board or BBX, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

No underwriters are involved or are expected to be involved in the offer or sale of the common stock under this prospectus. The offering will begin after the registration statement that includes this prospectus becomes effective.

An investment in the common stock offered under this prospectus involves a high degree of risk, and we urge you to carefully review this prospectus with particular attention to the section entitled "RISK FACTORS" beginning on page 7.

There are no pre-existing contractual agreements for any person to purchase the shares. We have made no selling arrangements for the sale of the securities offered in this prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION  HAS  APPROVED  OR  DISAPPROVED  THESE  SECURITIES OR PASSED UPON THE
ADEQUACY  OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
A  CRIMINAL  OFFENSE.


                                        4


TABLE  OF  CONTENTS

                                                                          PAGE
RISK  FACTORS                                                                7
PROSPECTUS  SUMMARY                                                         10
OVERVIEW                                                                    10
SUMMARY  FINANCIAL  AND  OTHER  DATA                                        11
CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS                    12
USE  OF  PROCEEDS                                                           12
DETERMINATION  OF  OFFERING  PRICE                                          13
DIVIDEND  POLICY                                                            13
DILUTION                                                                    13
SELLING  SHAREHOLDERS                                                       14
PLAN  OF  DISTRIBUTION                                                      15
EXCHANGE  RATES                                                             16
CAPITALIZATION                                                              16
SELECTED  FINANCIAL  AND  OTHER  DATA                                       17
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION
     AND  RESULTS  OF  OPERATIONS                                           17
BUSINESS                                                                    20
MANAGEMENT                                                                  25
PRINCIPAL  SHAREHOLDERS                                                     27
DESCRIPTION  OF  SHARE  CAPITAL                                             28
SHARES  ELIGIBLE  FOR  FUTURE  SALE                                         28
TAX CONSIDERATIONS                                                          29
UNDERWRITING                                                                39
LEGAL  MATTERS                                                              30
EXPERTS                                                                     30
INFORMATION  AVAILABLE  TO  THE  PUBLIC                                     30
INDEX  TO  FINANCIAL  STATEMENTS                                            31

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE
   NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS
    PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE
      INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS
                                    DOCUMENT.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until XXXX , 2003 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                        5

                      [This Page Intentionally Left Blank]








                                        6

RISK  FACTORS

THERE  ARE  SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK.
BEFORE  MAKING  A DECISION CONCERNING THE PURCHASE OF OUR SECURITIES, YOU SHOULD
CAREFULLY  CONSIDER  THE  FOLLOWING  FACTORS  AND  OTHER  INFORMATION  IN  THIS
PROSPECTUS  WHEN  YOU  EVALUATE  OUR  BUSINESS.  THE  POTENTIAL  SUCCESS  OF OUR
BUSINESS  MODEL MUST BE CONSIDERED IN LIGHT OF OUR STATUS AS A DEVELOPMENT STAGE
COMPANY.

BUSINESS  RISKS

WE  HAVE  NOT  COMMENCED  OPERATIONS
SINCE WE HAVE NOT BEGUN OPERATING, THE PREDICTION OF FUTURE FINANCIAL RESULTS IS
DIFFICULT  AND,  IN  SOME  CASES,  IMPOSSIBLE.  FURTHERMORE,  WE  BELIEVE  THAT
PERIOD-TO-PERIOD  COMPARISONS OF OUR FINANCIAL RESULTS MAY NOT BE MEANINGFUL AND
THAT  THE  RESULTS  FOR  ANY  PARTICULAR  PERIOD SHOULD NOT BE RELIED UPON AS AN
INDICATION  OF FUTURE PERFORMANCE.  TO THE EXTENT THAT WE ARE UNABLE TO GENERATE
REVENUES  AS ANTICIPATED, OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION WILL
BE  MATERIALLY  AND  ADVERSELY  AFFECTED,  AND  OUR  COMPANY  MAY  FAIL.

WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN WHICH COULD RESULT IN A LOSS FOR
OUR  INVESTORS
WE  MAY  NEVER  BECOME  PROFITABLE.  SINCE  WE  HAVE NOT BEGUN OPERATING, WE ARE
UNABLE  AT  THIS  TIME  TO  PREDICT OUR POTENTIAL TO REALIZE A PROFIT.  IF WE DO
ACHIEVE  PROFITABILITY AT SOME POINT IN THE FUTURE, WE CANNOT BE CERTAIN THAT WE
WILL  REMAIN  PROFITABLE  OR  THAT  PROFITS WILL INCREASE IN THE FUTURE. AT THIS
TIME,  WE  HAVE  NOT COMMENCED OPERATIONS AND EXPECT TO INCUR NET LOSSES FOR THE
FORESEEABLE  FUTURE.  FOR FURTHER DISCUSSION, SEE THE SECTION OF THIS PROSPECTUS
ENTITLED  "MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR PLAN OF OPERATION" BELOW.

WE  REQUIRE  ADDITIONAL  FUNDING  SINCE WE EXPECT A NEGATIVE OPERATING CASH FLOW
OVER  THE  NEXT  12  MONTHS
WE  EXPECT TO EXPERIENCE NEGATIVE OPERATING CASH FLOW FOR THE FORESEEABLE FUTURE
AS  A  RESULT  OF  SIGNIFICANT  UPFRONT  EXPENSES  NEEDED TO DEVELOP PROPRIETARY
THERAPEUTIC  PROTEINS FOR MEDICAL AND VETERINARY USE.  ACCORDINGLY, WE WILL NEED
TO  RAISE ADDITIONAL FUNDS IN THE SHORT-TERM IN ORDER TO FUND OUR BUSINESS PLAN.
WE  WILL  NEED  TO  RAISE THE FUNDS BY OFFERING AND SELLING EQUITY SECURITIES OR
CONVERTIBLE DEBT SECURITIES, WHICH WILL CAUSE THE PERCENTAGE OF OWNERSHIP OF OUR
SHAREHOLDERS  TO  BE  REDUCED.  THE  SECURITIES  ISSUED  TO RAISE FUNDS MAY HAVE
RIGHTS, PREFERENCES OR PRIVILEGES THAT ARE SENIOR TO THOSE OF THE HOLDERS OF OUR
OTHER  SECURITIES,  INCLUDING  OUR COMMON STOCK.  WE DO NOT HAVE ANY CONTRACTUAL
RESTRICTIONS  LIMITING OUR ABILITY TO INCUR DEBT.  ANY SIGNIFICANT INDEBTEDNESS,
HOWEVER, COULD RESTRICT OUR ABILITY TO FULLY IMPLEMENT OUR BUSINESS PLAN.  IF WE
ARE UNABLE TO REPAY THE DEBT, WE COULD BE FORCED TO CEASE OPERATING. FOR FURTHER
DISCUSSION,  SEE  LIQUIDITY  AND  CAPITAL  RESOURCES  IN  THE  SECTION  OF  THIS
PROSPECTUS  ENTITLED "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION"
BELOW.

CHANGES  OR  INTERRUPTIONS  TO  OUR ARRANGEMENTS WITH SUPPLIERS MAY DECREASE OUR
PROFITABILITY  OR  DESTROY  OUR  BUSINESS
SERVING AS A MARKET DISTRIBUTOR OF LABORATORY INSTRUMENTS, PRODUCTS AND SUPPLIES
FOR  TOYLAB INC. IS OUR INITIAL BUSINESS.  IN THE CASE THAT TOYLAB FAILS TO MEET
DELIVERY,  QUALITY  AND  TECHNOLOGY  REQUIREMENTS  OF  THE CUSTOMER, WE WOULD BE

                                        7

EXPOSED  TO  THE  RISK OF BEING HELD RESPONSIBLE FOR CUSTOMERS' CLAIMS AND COULD
SUFFER  A POSSIBLE LOSS OF REVENUE OR HIGHER THAN ANTICIPATED COSTS, WHICH COULD
SERIOUSLY  HARM  OUR  OPERATING  RESULTS AND ABILITY TO ATTRACT NEW BUSINESS AND
RETAIN EXISTING BUSINESS.  WE ARE ALSO SUBJECT TO THE RISK THAT TOYLAB MAY CEASE
PROVIDING THEIR SPECIALIZED PRODUCTS OR MAY CHOOSE NOT TO UPGRADE THEIR PRODUCTS
AND  THEREBY DIMINISH THE QUALITY OF THE PRODUCTS WE ARE ABLE TO DELIVER.  IF WE
ARE UNABLE TO FIND A REPLACEMENT MANUFACTURER, THOSE PRODUCTS MAY BE PERMANENTLY
UNAVAILABLE.  ANY  OF THESE EVENTS COULD INCREASE OUR COSTS AND HARM OUR ABILITY
TO  DELIVER  PRODUCTS  ON  TIME  AND  TO  COMPETE.

WE  MAY  NOT ACHIEVE THE CUSTOMER BASE NECESSARY TO BECOME OR REMAIN PROFITABLE,
WHICH  DECREASES  THE  VALUE  OF  OUR  STOCK
THE  LABORATORY  SUPPLY  INDUSTRY IS HIGHLY COMPETITIVE. MOST OF OUR COMPETITORS
HAVE  SIGNIFICANTLY  GREATER  FINANCIAL,  TECHNICAL,  PRODUCT  DEVELOPMENT  AND
MARKETING  RESOURCES  THAN  US.  OUR  PRIMARY  COMPETITORS FOR CUSTOMERS INCLUDE
PRODIGENE,  INC.  WITH  RESPECT TO MOLECULAR FARMING, <GENX> INTERNATIONAL INC.,
VWR-CANLAB,  FISHER  SCIENTIFIC  AND  LABEQUIP  LTD.  WITH  RESPECT  TO  SALE OF
LABORATORY  SUPPLIES  AND  THE LABORATORY SERVICES DIVISION OF THE UNIVERSITY OF
GUELPH  IN  ONTARIO  WITH  RESPECT TO GMO TESTING.  MANY OF OUR COMPETITORS HAVE
SUBSTANTIAL  INSTALLED  CUSTOMER  BASES  AND  THE  ABILITY  TO  FUND SIGNIFICANT
PRODUCTION  AND  MARKETING  EFFORTS.  THERE  CAN  BE  NO  ASSURANCE  THAT FUTURE
COMPETITION  WILL  NOT  HAVE  A  MATERIAL  ADVERSE  EFFECT  ON  OUR  RESULTS  OF
OPERATIONS,  FINANCIAL  CONDITION  OR  BUSINESS.  FOR  FURTHER  DISCUSSION,  SEE
COMPETITION  UNDER  THE  SECTION  OF  THIS  PROSPECTUS  ENTITLED "DESCRIPTION OF
BUSINESS"  BELOW.

THE  LOSS  OF  ANY  OF OUR KEY PERSONNEL MAY AFFECT OUR ABILITY TO IMPLEMENT OUR
BUSINESS  PLAN  AND  CAUSE  OUR  STOCK  TO  DECLINE  IN  VALUE.
WE  ARE  DEPENDENT ON KEY EMPLOYEES TO IMPLEMENT OUR BUSINESS PLAN, AND THE LOSS
OF  ANY  OF  THEM  MAY  HAVE  A  NEGATIVE  AFFECT  ON  OUR ABILITY TO TIMELY AND
SUCCESSFULLY  IMPLEMENT OUR BUSINESS PLAN.  WE HAVE AN EMPLOYMENT AGREEMENT WITH
SUN  LEE,  CEO  AND  PRESIDENT  AND  WITH JAMES MACPHERSON, DIRECTOR AND GENERAL
MANAGER.  WE  HAVE  NOT OBTAINED KEY MAN INSURANCE WITH RESPECT TO SUCH PERSONS.
THE  KEY  PERSONS  INCLUDE DR. SUN LEE AND JAMES MACPHERSON, PHD (COLLETTE JAKO,
PHD  AND  MALGORZATA  NOWAK  ARE  EXPECTED  TO BE HIRED FEBRUARY, 2003).

GOVERNMENT REGULATION OF THE BIOTECHNICAL INDUSTRY AND GENETIC MODIFICATIONS MAY
NEGATIVELY  AFFECT  OUR ABILITY TO PROVIDE THE MARKETPLACE WITH OUR PRODUCTS AND
SERVICES.
THE  LAWS  AND  REGULATIONS  APPLICABLE  TO  GENETICALLY  MODIFIED SPECIES (GMO)
DIRECTLY  AFFECT  US  BECAUSE  OUR  PRODUCTS  AND  SERVICES ARE DEPENDENT ON THE
BIOTECHNICAL INDUSTRY. THESE LAWS AND REGULATIONS ARE STILL EVOLVING AND UNCLEAR
AND  HAVE  THE  POTENTIAL  OF  AFFECTING  OUR  BUSINESS. WE ARE NOT AWARE OF ANY
CURRENT  OR  PENDING  LAWS  THAT  WILL HAVE A SUBSTANTIAL NEGATIVE IMPACT ON OUR
ABILITY  TO  CARRY  OUT  OUR  BUSINESS  PLAN.

NO  LICENSES  OR  DISTRIBUTORSHIP  AGREEMENTS  ARE  IN  PLACE
OUR  BUSINESS PLAN CONTEMPLATES REVENUES GENERATED FROM SALES OF TOYLAB PRODUCTS
AND  FROM  FEES  FOR  SERVICES.  NO LICENSE OR DISTRIBUTORSHIP AGREEMENTS ARE IN
PLACE  WITH  EITHER  TOYLAB  OR  NEXGEN  (THE  COMPANY'S PARENT COMPANY). IF THE
COMPANY  IS  UNABLE  TO  REACH  AN  AGREEMENT  OR  IF  THE ARRANGEMENT IS NOT ON
PROFITABLE  TERMS  TO  THE  COMPANY, WE WILL NOT BE ABLE TO GENERATE ANTICIPATED
REVENUES.

                                        8

INVESTMENT  RISKS

OUR  COMMON STOCK HAS NO PRIOR MARKET AND PRICES MAY DECLINE AFTER THE OFFERING.
THE  VALUE  AND TRANSFERABILITY OF OUR COMMON STOCK IS CURRENTLY AFFECTED BY THE
FACT  THAT  THERE  IS  NO MARKET FOR THE STOCK. NO ASSURANCE CAN BE GIVEN THAT A
MARKET FOR OUR COMMON STOCK WILL DEVELOP OR THAT IT WILL BE LISTED ON THE NASD'S
OVER-THE-COUNTER  BULLETIN  BOARD.

OUR  ISSUANCE  OF ADDITIONAL SHARES MAY HAVE THE EFFECT OF DILUTING THE INTEREST
OF  SHAREHOLDERS;  OUR  COMMON STOCK SHAREHOLDERS DO NOT HAVE PREEMPTIVE RIGHTS.
ANY  ADDITIONAL ISSUANCES OF COMMON STOCK BY US FROM OUR AUTHORIZED BUT UNISSUED
SHARES  MAY  HAVE  THE  EFFECT  OF  DILUTING THE PERCENTAGE INTEREST OF EXISTING
SHAREHOLDERS.  THE BOARD OF DIRECTORS HAS THE POWER TO ISSUE SUCH SHARES WITHOUT
SHAREHOLDER APPROVAL. WE FULLY INTEND TO ISSUE ADDITIONAL COMMON SHARES IN ORDER
TO  RAISE  CAPITAL  TO  FUND  OUR  BUSINESS  OPERATIONS  AND  GROWTH OBJECTIVES.

SHAREHOLDERS  MAY  HAVE LITTLE CONTROL OVER DECISION MAKING DUE TO CONCENTRATION
OF  OWNERSHIP  IN  THE  HANDS  OF  MANAGEMENT  AND  DIRECTORS.
OUR  EXECUTIVE OFFICERS, DIRECTORS AND ONE PRINCIPAL SHAREHOLDER OWN OR EXERCISE
FULL  OR  PARTIAL  CONTROL  OVER  73.18%  OF  OUR OUTSTANDING COMMON STOCK. AS A
RESULT,  OTHER  INVESTORS  IN  OUR  COMMON  STOCK MAY NOT HAVE MUCH INFLUENCE ON
CORPORATE  DECISION  MAKING.  IN ADDITION, THE CONCENTRATION OF CONTROL OVER OUR
COMMON  STOCK  IN  THE  EXECUTIVE  OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDER
COULD  PREVENT  A  CHANGE  IN  CONTROL  OF  THE  COMPANY.

WE  DO NOT ANTICIPATE PAYING DIVIDENDS TO COMMON STOCKHOLDERS IN THE FORESEEABLE
FUTURE,  WHICH  MAKES  INVESTMENT  IN  OUR  STOCK  SPECULATIVE  OR  RISKY.
WE  HAVE  NOT  PAID  DIVIDENDS  ON OUR COMMON STOCK AND DO NOT ANTICIPATE PAYING
DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.  THE BOARD OF DIRECTORS
HAS  SOLE  AUTHORITY TO DECLARE DIVIDENDS PAYABLE TO OUR STOCKHOLDERS.  THE FACT
THAT WE HAVE NOT AND DO NOT PLAN TO PAY DIVIDENDS INDICATES THAT WE MUST USE ALL
OF  OUR  FUNDS  GENERATED  BY  OPERATIONS  FOR  REINVESTMENT  IN  OUR  BUSINESS
ACTIVITIES.  INVESTORS ALSO MUST EVALUATE AN INVESTMENT IN OUR COMPANY SOLELY ON
THE  BASIS  OF  ANTICIPATED  CAPITAL  GAINS.

LIMITED  LIABILITY  OF  OUR  EXECUTIVE  OFFICERS  AND  DIRECTORS  MAY DISCOURAGE
SHAREHOLDERS  FROM  BRINGING  A  LAWSUIT  AGAINST  THEM.
OUR  ARTICLES  OF  INCORPORATION  AND  BYLAWS  CONTAIN PROVISIONS THAT LIMIT THE
LIABILITY  OF  DIRECTORS FOR MONETARY DAMAGES AND PROVIDE FOR INDEMNIFICATION OF
OFFICERS  AND  DIRECTORS.  THESE  PROVISIONS  MAY  DISCOURAGE  SHAREHOLDERS FROM
BRINGING A LAWSUIT AGAINST OFFICERS AND DIRECTORS FOR BREACHES OF FIDUCIARY DUTY
AND MAY ALSO REDUCE THE LIKELIHOOD OF DERIVATIVE LITIGATION AGAINST OFFICERS AND
DIRECTORS EVEN THOUGH SUCH ACTION, IF SUCCESSFUL, MIGHT OTHERWISE HAVE BENEFITED
THE  SHAREHOLDERS. IN ADDITION, A SHAREHOLDER'S INVESTMENT IN OUR COMPANY MAY BE
ADVERSELY  AFFECTED  TO  THE  EXTENT  THAT COSTS OF SETTLEMENT AND DAMAGE AWARDS
AGAINST  OFFICERS  OR  DIRECTORS  ARE PAID BY US PURSUANT TO THE INDEMNIFICATION
PROVISIONS  OF  THE  BYLAW. THE IMPACT ON A SHAREHOLDER'S INVESTMENT IN TERMS OF
THE  COST  OF  DEFENDING  A LAWSUIT MAY DETER THE SHAREHOLDER FROM BRINGING SUIT
                                        9

AGAINST  ANY  OF  OUR  OFFICERS  OR DIRECTORS. WE HAVE BEEN ADVISED THAT THE SEC
TAKES  THE  POSITION  THAT  THESE ARTICLE AND BYLAW PROVISIONS DO NOT AFFECT THE
LIABILITY  OF  ANY  DIRECTOR UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                               PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding us and our common shares being sold in this offering and our historical financial statements included elsewhere in this prospectus. The following information should be read in conjunction with, and is qualified in its entirety by, the more detailed information and the Financial Statements
(including the Notes thereto) contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in the offering. You should read the entire prospectus carefully.


                          GUARDIAN BIOTECHNOLOGIES INC.

Some of the information contained in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as ''believes'', ''expects'', ''may'', ''will'', ''should'', or
''anticipates'' or similar words, or by discussions of strategy that involve risks and uncertainties. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from transactions. We cannot assure that the future results indicated, whether expressed or implied, will be achieved. The risk factors noted under ''Risk Factors'' and other factors noted throughout this prospectus, including risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.


OVERVIEW

Guardian intends to be is a distributor of laboratory instruments, products and supplies manufactured in Korea by Toylab Inc. It is anticipated that the sale of laboratory products will complement the long term scientific endeavors of the Company and engenders links to the scientific community. The expected sales from Toylab products will generate current revenues for the Company that will enhance its operational budget. There is no distributorship or license agreement in place but negotiations are proceeding between the Company and Toylab. Long term, the Company intends to invest in molecular farming for the development of valuable proteins. The Company intends to form strategic alliances with Canadian and North American pharmaceutical, neutraceutical, cosmetic and animal industry companies to facilitate the manufacture, marketing and distribution of these protein products within Canada and the United States. The Company's association with its parent company, Nexgen Biotechnologies, Inc., a Korean based company, (a 60.98% shareholder of the Company) will enable Guardian to have access to Asian and European markets. As well, products developed by Nexgen will have North American market penetration via Guardian. No license or distributorship agreement is in place between the Company and its parent company but negotiations are underway.

The Company intends to develop a fee for service program which will focus on screening genetically modified species and crop products for external clients.
This service will be based upon proprietary technology developed and owned by Nexgen Biotechnologies, Inc. No license or distributorship agreement is in place between the Company and its parent company but negotiations are underway.

The Company's goal is to be self sufficient within two years and to then focus on its long term molecular farming programs. To reach its two year goal, the Company intends to rely on the sale of its shares, other shareholder financings and standard business trade financing.

Our  principal  executive  offices  are located at 4th Floor, IPW, 110 Gymnasium
Place, Saskatoon, Saskatchewan, Canada S7N 0W9 and our telephone number is (306)
384-4114.
                                       10


STRATEGY
In summary, the business strategy for Guardian will be multi staged in that it will consist of three components:
1) Long term: Guardian will apply the majority of any capital investment into molecular farming for the development of valuable proteins. Concurrent with this will be the formation of strategic alliances with Canadian and North American pharmaceutical, neutraceutical, cosmetic and animal industry partners with Guardian to facilitate the manufacture, marketing and distribution of these protein products within Canada and the United States. The association with the parent company, Nexgen, will enable Guardian to have access to Asian and European markets. As well, products developed by Nexgen will have North American market penetration through Guardian.
2) Mid-term: Guardian will develop a fee for service program which will focus on screening genetically modified species and crop products as well as diagnostic testing for external clients. This service will be based upon proprietary technology already developed by Nexgen. The operation of fee for service will allow cash flow for Guardian for its yearly operational budget. The goal is to be ISO certified within two years.
3) Short-term: To deal with immediate cash flow, Guardian will function as a distributor of scientific instruments, products and supplies manufactured in Korea by Toylab Inc. It is the goal of Guardian to be self-sufficient within two years and to focus the majority of capital investment on long-term molecular farming programs.

CONTACT  INFORMATION
Our  principal  executive  offices  are located at 4th Floor, IPW, 110 Gymnasium
Place, Saskatoon, Saskatchewan, Canada S7N 0W9 and our telephone number is (306)
384-4114.

THE  OFFERING

Common  stock  offered  by  selling  shareholders:     2,200,000  shares

Common  stock  offered  by  the  Company:              5,000,000  shares

Common  stock  outstanding  before  this  offering:    8,200,000  shares

Common stock to be outstanding after this offering:   13,200,000  shares

PROCEEDS  OF  THIS  OFFERING
The offering by the selling shareholders and by the Company under this prospectus will be on a continuous and delayed basis.

We will not receive any of the proceeds from the sale of shares by our selling shareholders. The selling shareholders may offer and sell up to an aggregate of 2,200,000 shares of our common stock under this prospectus. The selling shareholders will offer and sell the shares at a price of US$0.10 per share until such time as our common stock may be listed on the OTC Bulletin Board and thereafter at prevailing market prices or privately at negotiated prices.

We will receive the proceeds from the sale of shares by the Company. The Company may offer and sell up to an aggregate of 5,000,000 shares of its common stock under this prospectus. The Company will offer and sell the shares at a price of US$0.10 per share until such time as the 5,000,000 shares are subscribed and paid for or 190 days from the effective date of the offering.

The offering by the selling shareholders and by the Company will begin after the registration statement that includes this prospectus becomes effective.

SUMMARY  FINANCIAL  AND  OTHER  DATA
The summary financial and other data set forth below should be read in conjunction with the financial statements of GUARDIAN including the notes

                                       11

thereto, and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' included in this prospectus. The statement of operations data set forth below for the fiscal period from inception August 15, 2002 to October 31, 2002 and the balance sheet data as of October 31, 2002 are derived from the October 31, 2002 audited financial statements of GUARDIAN included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster
(whose partners are members of The Canadian Institute of Chartered Accountants).
Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Monetary amounts are shown in US$'s unless otherwise indicated.

SUMMARY  FINANCIAL  DATA

The following tables summarize the statement of operations and balance sheet data for our business.

                                                       PERIOD FROM INCEPTION
                                                         (AUGUST 15, 2002)
                                                        THROUGH OCTOBER 31,
STATEMENT OF OPERATIONS DATA:                                  2002
-------------------------------------------  --------------------------------------------
Revenues                                     $                                         0
-------------------------------------------  --------------------------------------------
Operating Expenses                           $                                    98,207
-------------------------------------------  --------------------------------------------
Net Loss                                     $                                   (98,207)
-------------------------------------------  --------------------------------------------
Basic loss per share                         $                                    (0.026)
-------------------------------------------  --------------------------------------------
Weighted average common shares outstanding                                     3,831,169
-------------------------------------------  --------------------------------------------


BALANCE SHEET DATA:                                    AS AT OCTOBER 31, 2002
-------------------------------------------  --------------------------------------------
Cash                                         $                                   259,186
-------------------------------------------  --------------------------------------------
Total Assets                                 $                                   259,186
-------------------------------------------  --------------------------------------------
Total Liabilities                            $                                    40,496
-------------------------------------------  --------------------------------------------
Shareholders' Equity                         $                                   218,690
-------------------------------------------  --------------------------------------------



FORWARD  LOOKING  STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "will", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements.

USE  OF  PROCEEDS

We will not receive any of the proceeds from the selling shareholders sale of the Guardian Biotechnologies Inc. common stock.

We expect to receive US$500,000 on the successful completion of the Company's offering of 5,000,000 shares of common stock at US$0.10 per share, with no brokerage expense. There are no minimum or maximum requirements for the sale of shares. As funds are raised they will be made available to the Company for its benefit. There are no minimum amounts required to be raised by the Company before the funds are available to it nor are any funds to be held in escrow.




                                                                                (IF ONLY A PORTION IS RAISED)
USE OF PROCEEDS                               EXPENDITURES    PERCENTAGE          EXPENDITURES    PERCENTAGE
Plant and equipment                            US$165,000          33.0%          US$     nil            0%
Sales and marketing                                24,000           4.8%               18,000          7.2%
Travel                                            100,000          20.0%               75,000         30.0%
Sales and marketing salaries                      161,000          32.2%              120,000         48.0%
Trade show                                         36,000           7.2%               27,000         10.8%
Printing                                           14,000           2.8%               10,000          4.0%
------------------------------------------------------------------------------------------------------------
TOTAL                                          US$500,000         100.0%           US$250,000          100%


DETERMINATION  OF  OFFERING  PRICE

This prospectus is solely for the purpose of allowing certain of our shareholders to sell their stock and to allow the Company to sell up to 5,000,000 shares of common stock at US$0.10 per share. The shares may be sold when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date while the registration statement is effective.

The offering price of the common stock being offered by the selling shareholders and by the Company has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value for the assets owned by us. We make no representations as to any objectively reasonable value of the common stock. Since we have not retained an underwriter for purposes of this offering, the offering price has not been subject to evaluation by any third party as would be the case in an underwritten offering. Prices for the shares of our common stock after this offering will be determined in the available market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, the biotechnology industry as a whole, and general economic and market conditions.

DIVIDEND  POLICY

We intend to retain any earnings for use in our business. We do not intend to pay dividends on our shares for the foreseeable future. The declaration of dividends is subject to the discretion of the board of directors, and consequently, no assurance can be given to the amount of dividends per shares or that any such dividends will be declared. Future cash dividends, if any, will also depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as may deem relevant. Loan agreements and contractual arrangements entered into by GUARDIAN may also restrict distributions of dividends.

DILUTION

Sales of common stock by selling shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the selling shareholders. Sales of common stock by the Company will result in substantial change to the net tangible book value per share before and after the distribution of shares by the Company. There will be a change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered.

Prospective investors should be aware, however, that the price of shares covered by this prospectus may not bear any rational relationship to net tangible book value per share of Guardian Biotechnologies Inc.

As of October 31, 2002, our net tangible book value was approximately US$218,690 or $0.03 per share. Net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding shares. Our net tangible book value is determined by subtracting the value of our intangible assets and total liabilities from our total assets. Dilution is determined by subtracting net tangible book value per share as of October 31, 2002 from the public offering price per share resulting in net proceeds to the Company without taking into account any other changes in such net tangible book value after October 31, 2002. The following table illustrates this per share dilution:

                                                                            US$
                                                                            ---
Initial  public  offering price per share received by the Company          $0.10
Tangible  book  value  per  share  at  October  31,  2002                  $0.03
Tangible  book  value  per  share  at  November  30,  2002                $0.027
Net  tangible  book  value  per  share  after  this  offering             $0.054
Increase  in net tangible book value per share from new investors in
   this offering                                                           $0.03
Decrease  in  value  from  offering  price                                 $0.04

The following table summarizes on a pro forma basis the differences as of November 30, 2002, between the existing shareholders and the new investors with respect to the number of shares purchased from the existing shareholders, the total consideration paid and the average price per share paid, assuming that all shares offered are sold:



                                    SHARES               TOTAL
                                    PURCHASED            CONSIDERATION            AVERAGE  PRICE
                                    NUMBER     PERCENT   AMOUNT         PERCENT   PER  SHARE

Existing shareholders               8,200,000    62.12   US$356,597       41.63     US$0.043
Existing shares offered for sale   (2,200,000)  (16.67)           0        0          n/a
New investors:
Selling shareholders                2,200,000    16.67            0        0          n/a
Company sale of shares              5,000,000    37.88   US$500,000       58.37     US$0.10
Total                              13,200,000   100.00   US$856,597      100.00     US$0.065

Our pro forma net tangible book value at November 30, 2002, assuming the sale of 100 per cent of the shares offered, would be US$718,690 or US$0.054 per outstanding share. This represents an increase in net tangible book value of US$0.027 per share to existing shareholders and a dilution in net tangible book value of US$0.041 per share to purchasers of our shares in this offering.

SELLING  SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders prior to the offering, the number of shares of common stock that may be offered for sale pursuant to this prospectus by such selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders after the offering, and the percentage ownership after the offering. The offered shares of common stock may be offered from time to time by each of the selling shareholders named below. (See "Plan of Distribution"). However, the selling shareholders are under no obligation to sell all or any portion of the shares of common stock offered. Neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus. Particular selling shareholders may not have a present intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholders may sell all or part of the shares of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders.


        NAME                     NUMBER OF SHARES    PERCENTAGE OF THE                        NUMBER OF SHARES
                                BENEFICIALLY OWNED  CLASS BENEFICIALLY  NUMBER OF SHARES    BENEFICIALLY OWNED
                                  PRIOR TO THE       OWNED PRIOR TO THE      OFFERED        AFTER THE OFFERING**
                                    OFFERING             OFFERING
--------------------------------------------------------------------------------------------------------------

Penn Capital Canada Ltd.                  650,000          7.93                 650,000           0
------------------------        -----------------   ------------------  ----------------    ------------------
World Cup Finance Ltd.                    550,000          6.71                 550,000           0
------------------------        -----------------   ------------------  ----------------    ------------------
Song Do Chung                             500,000          6.10                 500,000           0
------------------------        -----------------   ------------------  ----------------    ------------------
Mi Kyung Youn                             500,000          6.10                 500,000           0
------------------------        -----------------   ------------------  ----------------    ------------------

     TOTAL                              2,200,000         16.67               2,200,000           0
------------------------        -----------------   ------------------  ----------------    ------------------
** Assumes the sale of all offered shares of common stock under this offering.

PLAN  OF  DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:
1. On such public markets or exchanges as the common stock may from time to time be trading;
2.  In  privately  negotiated  transactions;
3.  Through  the  writing  of  options  on  the  common  stock;
4.  In  short  sales;  or
5.  In  any  combination  of  these  methods  of  distribution.
The sales price to the public is fixed at US$0.10 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize and if it does, the trading volume is likely to be thin. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:
1.  The  market  price  of  our  common  stock  prevailing  at the time of sale;
2.  A  price  related  to  such  prevailing market price of our common stock; or
3. Such other price as the selling shareholders determine from time to time. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.
We are bearing all costs relating to the registration of the common stock, estimated to be US$22,220.00. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.
The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:
1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.
There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them.
Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.
The offer and sale of the common stock offered under this prospectus will commence after the registration statement that includes this prospectus becomes effective. There are no pre-existing contractual agreements for any person to purchase the shares.
The Company estimates that the expenses for the offer and sale of the shares registered by this prospectus to be US$22,220.00, all costs to be borne by the Company.

EXCHANGE  RATES

The Company records its finances in Canadian (Cdn) dollars. Fluctuation in the exchange rate between the Cdn dollar and the US dollar will affect the amount of dollars received in respect of cash dividends or other distributions paid in Cdn dollars by us.
The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate. No representation is made that the Cdn dollar amounts referred to herein could have been or could be converted into US dollars at any particular rate, or at all.

YEARS  ENDED  OCTOBER  31  (CDN$  PER  US$1.00)

                             AVERAGE  RATE(1)   YEAR  END     HIGH           LOW
1998                              1.4721         1.5432       1.5770      1.4005
1999                              1.4948         1.4720       1.5557      1.4512
2000                              1.4771         1.5273       1.5311      1.4350
2001                              1.5411         1.5905       1.5905      1.4933
2002                              1.5718         1.5610       1.6128      1.5108
(1) The average of the noon buying rates on the last date of each month (or a portion thereof) during the period.

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2002. Our capitalization is presented:
on an actual basis; and on a pro forma basis as adjusted to reflect the successful sale of 5,000,000 of its common shares by the Company.

You should read this table in conjunction with ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' and our financial statements and the notes thereto, included elsewhere in this prospectus. On a pro forma as adjusted basis, cash equivalents will be US$759,186, total shares issued and outstanding will be 13,200,000 and total stockholders' equity will be US$718,690.




AS OF OCTOBER 31, 2002 AS ADJUSTED (AMOUNTS IN US DOLLARS)
PRO FORMA                                                                               ACTUAL            PRO FORMA
Cash                                                                                  $259,186            $759,186
Long-term debt, including capital lease obligations less current portion              $nil                $nil
Stockholders' equity:
  Common stock: no par value;
Number of shares authorized: unlimited;
  7,000,000 shares issued and outstanding on an actual basis,                         $318,569

                                       16

  8,200,000 shares issued and outstanding on a pro forma basis,                                           $356,597
 13,200,000 shares issued and outstanding on a pro forma as adjusted basis:                               $856,597
 Additional paid-in capital                                                           $nil                $nil
 Loans to employees to acquire common stock                                           $nil                $nil
 Accumulated earnings (deficit)                                                       $(98,207)           $(136,235)
 Accumulated other comprehensive income (loss)                                        $(1,672)            $(1,672)
Total stockholders' equity                                                            $218,690            $718,690



SELECTED  FINANCIAL  AND  OTHER  DATA

The selected financial and other data set forth below should be read in conjunction with the financial statements of Guardian Biotechnologies Inc., including the notes thereto, and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' included in this prospectus. The statement of operations data set forth below for the period ended October 31, 2002 and the balance sheet data as of October 31, 2002 are derived from the audited financial statements of GUARDIAN included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster (whose partners are members of The Canadian Institute of Chartered Accountants). Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

FROM  INCEPTION  AUGUST  15,  2002  TO  OCTOBER  31,  2002
(AMOUNTS  IN  US DOLLARS  EXCEPT  NUMBER  OF  SHARES)
STATEMENT  OF  OPERATIONS  DATA:


Revenues:                                                $   nil
Costs  and  expenses:
Consulting  fees                                         $ 92,253
Other                                                    $  5,954
Depreciation  and  amortization                          $  nil
Operating  income  (loss)                                $(98,207)

Weighted  average  number  of  shares  outstanding       3,831,169
Basic and diluted loss per share of common stock         $0.026

AS  OF  OCTOBER  31,  2002(1)
BALANCE  SHEET  DATA:

Cash                                                     $259,186
Working  capital                                         $218,690
Total  assets                                            $259,186
Long-term  debt,  excluding  current  portion            $nil
Total  stockholders'  equity                             $218,690

(1)  Reflects  the  period from August 15, 2002 (inception) to October 31, 2002.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As a newly incorporated company, Guardian Biotechnologies Inc. has no previous business activity. The following discussion and analysis should be read in conjunction with our audited financial statements and notes thereto for the period from inception, August 15, 2002, through October 31, 2002 and other financial information included elsewhere in this prospectus. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Examples of these forward looking statements include the ability of the Company to reach contractual terms with its parent company, the ability of the Company to achieve sales of Toylab products and to generate fees for services, and the ability of the Company to raise sufficient funds to carry out its business plan.

OVERVIEW
Guardian Biotechnologies Inc. (Guardian) is a Canadian corporation formed federally on August 15, 2002. Nexgen Biotechnologies Inc. (Nexgen) is a 60.98% shareholder (before this offering) and parent company of Guardian. Sun Lee, PhD, is a director, officer and 12.2% shareholder (before this offering) of Guardian and is a director, officer and shareholder of Nexgen. Guardian and Nexgen intend to put an agreement in place to define the business relationship and responsibilities between the two companies and summarized as follows: 1. Guardian expects to utilize proprietary molecular farming technology developed by Nexgen to develop advanced protein products. Nexgen intends to transfer to Guardian its synthetic gene design, a host system technology using vegetables such as cucumbers and oriental melons, access to ten proprietary genetic on/off switches (promoters) and access to Nexgen's Asian and European markets and 2. Nexgen intends to provide GMO testing kits to be distributed by Guardian plus proprietary technology developed by Nexgen to be utilized in the GMO testing techniques. Guardian expects a formal agreement defining the relationship with Nexgen to be put into place over the next six months.

Guardian Biotechnologies Inc. is a development stage company engaged in the field of molecular farming to harvest useful proteins for cosmetics, industry and other uses. We intend to become a leader in the development of proprietary therapeutic proteins for medical and veterinary use. The Company intends to become a leader in the production of industrial and cosmetic enzymes. These derived proteins will be formed through the use of plants as the production system within the biotechnology arena referred to as molecular farming. We intend to recruit recognized leaders in scientific research who will aid the Company in its research goals by participating on the advisory board of scientific directors for the Company. We expect to develop relations with North American pharmaceutical, cosmetic and other industrial partners to distribute medical, cosmetic and industrial enzymes to a variety of commercial markets. The Company hopes to utilize a host plant that has no relation to food crops in America, thus achieving a unique status of product that will be uncontaminated and less regulated. This is expected to be a competitive advantage in achieving a dominant position in the fledgling molecular farming industry.

Short term revenue streams are expected to be generated from the sales of lab equipment and supplies and from fees for a service program that will test genetically modified species (GMO).

There are no license or distributorship agreements in place between the Company and its supplier (Toylab) nor its parent (Nexgen) but negotiations are underway.

A  brief  history  of  Nexgen  Biotechnologies,  Inc.  follows:
1999      Nov.  4    Incorporated
2000      Apr.  21   Registered  as  a  venture  company
                    (Small  and  Medium  Business  Administration,  Article
                     2000142271-0542)
2000      May.  23   First  Korean  company  to  develop  and  distribute  GMO
                     Detection  Kit
2000      Jun.  26   GMO  Detection  Kit:  Certificates  by  Korea  Research
                     Institute  of  Bioscience  and  Biotechnology
2000      Jul.  3    GMO  Detection  Kit:  Certificates  by Korea Food Research
                     Institutes
2000      Dec.  1    GMO Detection Kit: One of the top 10 researches of the year according  to  Popular  Science
2001      Feb.  12   Accredited  ISO  9001  for  GMO  Kit
2001      Mar.  05   First  Korean  company  to  develop  and  distribute  GMO
                     Diagnosis  Kit
2001      Mar.  22   GMO  Detection  Kit  is  approved  by  the  US  FDA
2001      Jul.  12   GMO  Diagnosis  Kit  is  approved  by  the  US  FDA
2001      Sep.  26   First Korean company to be accredited with ISO 9001 for GMO
                     Search  Engine

Nexgen  is  a biotech company in the molecular farming business with a dedicated

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

focus on developing and mass-producing recombinant proteins used in pharmaceuticals, industrial enzymes and cosmeceuticals. Alongside with its molecular farming business, Nexgen is developing a position in the GMO detection kit market against international and local competitors. The Company commercialized its GMO detection kits in mid 2000 and established a 'Korea GMO Detection Center'. The center provides not only qualitative determination services but also provides quantitative determination services of GM foods to institutions, government and businesses. The GMO Detection Kit was awarded a Korea Millennium Product 2000 by the Ministry of Commerce, Industry and Energy. The Company's main business, molecular farming involves producing useful proteins for cosmetics, industrial process, and edible human vaccines for oral vaccination. Its principal research institute was opened in February 2000. 70% of the Company's employees are R&D staff of which six have Ph.D's in related fields. Nexgen cooperates with a number of research and educational institutes in Korea, and also holds international ties with major scientific institutes, such as National Research Center/Plant Biotechnology Institutes ("NRC/PBI") of Canada. Nexgen was designated as a bio-venture company by the Korean Government. Nexgen has generated modest revenues to date but has not as yet become profitable and is operating on shareholder investments to pursue its business plan.

PLAN  OF  OPERATION
At October 31, 2002, we had US$259,186 of cash. We hold the majority of our cash in Canadian currency, and we pay most of our expenses in Canadian currency. Once we commence the development of our molecular farming and supplies sales network, we expect that our monthly cash expenditures will be approximately US$30,000. At this rate, we anticipate that our existing cash reserves will not be sufficient to sustain our operations through 2003. We anticipate the short term financing of our development by the use of trade accounts payable and generated revenues.

We will record revenue in two categories over the next year: laboratory supplies and new product sales and fees for service. We plan to sell products into the market using salaried sales agents. We are targeting to generate Cdn$800,000 in gross sales of Toylab products and GMO services in the next 12 months. Generating this projected revenue will depend upon our ability to successfully launch our business over the next two quarters.
We plan to begin realizing revenue in the first quarter of 2003. We have not received any sales orders to date.

Investors are cautioned against attributing undue certainty to our projections for generating revenue due to potential contract negotiation difficulties, budget uncertainties, delays in planned completion dates and market acceptance.

LIQUIDITY  AND  CAPITAL  RESOURCES
Our initial sources of liquidity is expected to be existing cash, cash from the proceeds of this offering, sales from Toylab, fees from services and cash from operations. Since we have no operating history, we must first rely on equity and/or debt financing to launch our business. We will need additional funding in order to produce and distribute our products that are under development. There can be no assurances that financing, whether debt or equity, will be available to us in the amounts required at any particular time or for any particular period, or if available, that it can be obtained on satisfactory terms. We have made no arrangements with our officers, directors or affiliates to provide liquidity to us.
We anticipate that we will need to raise additional capital within the next 12 months in order to continue implementing our business plan and commence full operations. We will need to raise the funds through debt or equity financing or a combination of both. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities is likely to result in dilution to our shareholders. There can be no assurance that sources of capital will be available to us on acceptable terms, or at all. If we are unable to raise additional capital, we may not be able to continue as a going concern, and might have to reorganize under bankruptcy laws, liquidate or enter into a business combination. We have not presently identified any

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

probable business combination. If adequate funds are not available within the next 12 months, we may be required to significantly curtail our operations.

QUALITATIVE  AND  QUANTITATIVE  DISCLOSURES  ABOUT  MARKET  RISK
We are subject to market risk exposures are due to fluctuations in exchange rates and interest rates. Changes in the foreign exchange rate between the Cdn$ and the US$ may affect us due to the effect of such changes on any shareholder distributions to US residents. The Company denominates its financial statements in United States dollars but conducts its daily affairs in Canadian dollars. We are not currently carrying significant amounts of short term or long term debt. Upward fluctuations in interest rates increase the cost of additional debt and the interest cost of outstanding floating rate borrowings.

INFLATION
We do not consider that inflation in Canada has had a material impact on our results of operations. Inflation in Canada in 2000 and 2001 was 2.7% and 2.6%, respectively.

RECENT  ACCOUNTING  PRONOUNCEMENTS
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 138 (amendment of SFAS No. 133 issued June, 1998), ''Accounting for Derivative Instruments and Hedging Activities.'' Statement No. 138 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because we currently hold no derivative financial instruments and do not currently engage in hedging activities, adoption of Statement No. 138 is not expected to have a material impact on our financial condition or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position, or ''SOP,'' 98-5, ''Reporting on the Costs of Start-Up
Activities''. SOP 98-5 requires that entities expense start-up costs as incurred. We are required to implement SOP 98-5 for the period ending October
31. Adoption of SOP 98-5 did not have a material impact on our financial condition or results of operations.

BUSINESS
OVERVIEW
Guardian was federally incorporated on August 15, 2002 under the Canada Business Corporation Act as a privately owned company that operates from its corporate headquarters located in Saskatoon, Saskatchewan, Canada.
Guardian is a Canadian affiliate of the Korean based company Nexgen Biotechnologies, Inc. (Nexgen) that was founded in 1999 by Dr. Sun Lee, who also founded and is president and director of the Company.
Nexgen was the first company in Korea to begin to develop the second generation of plant biotechnology. Nexgen aims to produce highly valuable proteins for medicine, agriculture, and industry. Nexgen's proficiency expands to the fields of molecular farming of useful proteins for cosmetics and industrial process, edible human vaccine for oral vaccination, phytoremediation for the cleaning of contaminated environments, and the development of transgenic plants. Nexgen has several alliances with domestic and foreign companies that include pharmaceutical (Green Cross Pharmaceuticals), cosmetic (Coreana Cosmetic Co.) and animal feed (Dodram Feed Inc.). Guardian will have access to alliances provided through Nexgen provided Guardian and Nexgen conclude their contractual arrangements.
In Canada, there is a potential for increased investment in biotechnology, because overall, funds for knowledge-based technologies have become accessible with the growth of the public and private equity markets. In addition, federal and provincial governments are offering strategic funding through programs, such as the federal government's new Technology Partnerships Canada program, which offers financial support for innovative technologies at the near-market stage of development. We intend to apply for funding although there can be no assurance that our applications will be successful.
Guardian intends to be a significant factor in the development of proprietary therapeutic proteins for medical and veterinary use and in the production of industrial and cosmetic enzymes. These proteins will be made through the use of plants as the production system within the biotechnology arena now referred to as Molecular Farming.

OUR  SERVICES
LAB  EQUIPMENT
Guardian is intends to be a distributor of laboratory instruments, products and supplies manufactured in Korea by Toylab Inc. These products are complementary to the scientific endeavors of the Company and, while providing profits, the sale of lab equipment simultaneously engenders strong links to the scientific community. The sales from Toylab will generate short-term revenues for Guardian that will enhance its yearly operational budget and bring a return on investment to shareholders. No contractual arrangements have been negotiated between the Company and Toylab.
GMO*  DETECTION  KITS
Guardian will develop a fee for service program, which will focus on screening genetically modified species and their crop products. This service will utilize proprietary technology developed by the parent company, Nexgen. The operation of a fee for service program will develop secondary revenues for Guardian that will enhance its yearly operational budget and create shareholder value. Should a client conduct its own testing, Guardian will then sell the client its GMO detection kit. Contractual arrangements are being negotiated between the Company and Nexgen.

*  GMO  is  the  acronym  for  "genetically  modified  organisms".
MOLECULAR  FARMING
In a practice known as molecular farming, scientists raise crops in a controlled environment. The crops are used to derive proteins which have medical and industrial applications. Recent advances allow scientists to utilize low cost production methods to modify plants for the creation of specialized proteins that can be used in beneficial applications in medicine and industry. These advances make possible the production of important value-added products. Plants can now be used for the large-scale manufacture of proteins of commercial value, such as enzymes, peptides of medicinal and pharmaceutical value, and vaccines for human health care and veterinary purposes.
The Company will work towards being a significant factor in the large-scale production and the proprietary isolation and recovery of therapeutic proteins and industrial and cosmetic enzymes.
Guardian's approach is unique in that it will use non-traditional food crops in its molecular farming programs. The primary production platform that has been developed is a member of the cucumber family known as the 'Korean melon'. This species has no sexually compatible wild relatives in North America or commercial melon production that could contaminate it. Guardian will make use of oriental melons and cucumbers, which are routinely grown under glass and are not available for cross contamination of food crops. This unique contamination-free status gives Guardian an edge compared to other protein farming companies utilizing corn, potatoes and traditional crops.
Due to its isolation from standard North American crops, this unique production platform has many commercial and regulatory advantages that allows Guardian to be in the position of avoiding or reducing issues that surround the use of North American crop plants in molecular farming. The Company has the goal of achieving large-scale production of these valuable proteins and capturing a significant position in this industry.


BUSINESS  STRATEGY
Traditionally, research and development in leading edge technologies can require years before maturation returns revenues to a company. The common strategy for past biotechnology companies has been to rely upon investor funding and delay the introduction of new products or services until later in the development of the company. In order to circumvent the long wait for a return on investment, Guardian has a plan to begin sales of complementary products that will generate profits for the Company in the short term. There are no contractual arrangements between the Company and the supplier of its proposed products although negotiations are ongoing.
The impact of the key short-term revenues being developed by Guardian through the distribution of Toylab products and the introduction of a GMO screening service is that less outside investment will be required to provide financial support for the long-term and potentially lucrative molecular farming project. In summary and assuming the negotiations with Nexgen are successful, the business strategy for Guardian will be multi staged in that it will consist of three components:
1) Long term: Guardian will invest capital and resources into molecular farming for the development of valuable proteins. Concurrent with this will be the formation of strategic alliances with Canadian and North American pharmaceutical, neutraceutical, cosmetic and animal industry partners with Guardian to facilitate the manufacture, marketing and distribution of these protein products within Canada and the United States. The association with the parent company, Nexgen, will enable Guardian to access Asian and European markets. As well, Guardian will provide North American market penetration for products developed by Nexgen.
2) Mid-term: Guardian will develop a fee for service program which will focus on screening genetically modified species and their crop products as well as diagnostic testing for external clients. This service will be based upon proprietary technology already developed by Nexgen. The operation of fee for service will allow cash flow for Guardian for its yearly operational budget. The goal is to be ISO certified within two years.
3) Short-term: To deal with immediate cash flow, Guardian will function as a distributor of scientific instruments, products and supplies manufactured in Korea by Toylab Inc. It is the goal of Guardian to be self-sufficient within two years and to focus the majority of any capital investment on long-term molecular farming programs.

INDUSTRY  OVERVIEW
The global market size of the biotechnology industry was US $20 billion in 2000. By 2005, it is expected to reach US $95 billion and by 2010, US $190 billion*. There are 1,457 biotechnology companies in the United States, of which 342 are publicly held. Market capitalization, the total value of publicly traded biotech companies at market prices, was US$224 billion as of early May 2002*. The biotechnology industry has more than tripled in size since 1992, with revenues increasing from US$8 billion in 1992 toUS$27.6 billion in 2001*
*(Ernst  and  Young  LLP  and  Bioworld).
Canada is a world leader in biotechnology. Annual sales total more than $2 Billion and the number of biotechnology companies in Canada is over 361(Statistics Canada). More than 75% are small but rapidly growing companies with 50 or fewer employees. One quarter of the companies are publicly traded. The Health and Agriculture sectors together account for more than 75% of the overall biotech revenues.
Despite the many advances that have been made and the products that have become a commercial reality, only a modest fraction of the potential of biotechnology has been realized to date. The international effort focused on biotechnology continues to expand as products of research assume prominent positions in the international market place.
Source: Ernst & Young LLP, annual biotechnology industry reports, 1993-002. Financial data based primarily on fiscal-year financial statements of publicly traded companies.

MARKETING  AND  SALES
Assuming negotiations with its parent company are successful, Guardian will develop three tiers of customers for its products. The strength of long standing strategic relationships with the parent company, Nexgen, and the NRC (the acronym for the National Research Council which is operated by the Canadian government) will assist in marketing efforts and the establishment of a strong industry reputation. Nexgen was the first company in Korea to develop the second generation of plant biotechnology and has an established history in the field of molecular farming of advanced proteins. Guardian will function closely with Nexgen in order to share the workload, to increase productivity, to take advantage of each company's strengths, and to increase the speed of new product development. Sharing of the workload will prevent costly research and facility duplication for both Guardian and Nexgen. Guardian derives benefit and positioning from industry relationships that have been established by its parent company. Additional alliances include the National Research Council of Canada and the FARR Technology Group, in Ontario, Canada.
MOLECULAR  FARMING  PRODUCTS  MARKETING
Alliances and licensing will be the key marketing operatives for molecular farming products. The customers will be larger pharmaceutical, industrial, agricultural and cosmetic companies that will receive licenses from Guardian to use its products.
GMO  TESTING  SERVICES  MARKETING
Direct mail to industry players, attendance at trade shows and general advertising will attract customers for the GMO testing service. Major food corporations, importers of crops and processed crops and other companies will be the target market as the regulatory requirements for GMO testing are increased. TOYLAB EQUIPMENT

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

Industry contacts coupled with direct mail, attendance at trade shows and general advertising will develop clients for Toylab sales. Customers for these products are the numerous labs on campuses, in secondary schools and in independent scientific corporations.

COMPETITION
Currently, Prodigene is the number one player in the field of molecular farming. They have several patents. However, there are 800 types of proteins and many kinds of host systems that can be used to produce them. Guardian, with its parent partner, Nexgen, and the technologies already developed by that company, proposes to utilize a host system that has no relation to crops in America, thus achieving a unique status of product that will be uncontaminated and less regulated. This is the powerful competitive advantage that Guardian offers to its investors. With proper management and the ongoing R&D planned by the company, Guardian has the potential for being a significant factor in the molecular farming industry.

INTELLECTUAL  PROPERTY
Guardian holds no patents and has not as yet applied for any patents and holds no other registered proprietary knowledge or assets.
The Company has proprietary plant transformation technology and host plant systems to facilitate product development in conjunction with its parent company, Nexgen. Currently, assuming satisfactory completion of negotiations with Nexgen, Nexgen's proprietary technology will be shared with the Company. Much of the proprietary technology available to the Company has been developed by the parent company, Nexgen, and will ultimately benefit the operations of Guardian.
Guardian Biotechnologies Inc. is developing a portfolio of components which includes its own proprietary technology and appropriate licenses from other research institutions or Universities. Guardian intends to become a significant factor in the development of proprietary therapeutic proteins for medical and veterinary use. The Company also intends to become a significant factor in the production of industrial and cosmetic enzymes. These proteins will be made through the use of plants as the production system within the biotechnology arena now referred to as Molecular Farming for which the Company expects to apply for patent protection in the future. There can be no assurance that the patents will be granted.

GOVERNMENT  REGULATION
In 1993, the Organization of Economic Cooperation and Development published the first general principles to govern the production and commercialization of transgenic plants. Essentially these rules regulate how risk assessment should be conducted and documented. Ironically, these rules do not necessarily apply to the transgenic trait but rather to the host plant system. Changes to the plant that make it more "weedy" are the major concern in that the new plant (termed a PNT, or Plant with a Novel Trait) may be able to grow other plants in its environment and become a new weed.
Guardian is familiar with the guidelines for PNT's and it will conduct its research using the recommended safety guidelines. Guardian does not foresee having to go beyond safety protocol BL-2.
At the present time we do not have in force, in Canada, regulations that are specifically directed to "molecular farming". In the future it is anticipated, that modifications to existing regulations, (Regulatory Directive 2000-07), will allow small scale field testing under confined conditions to proceed on a routine basis. At present such small scale tests are subject to individual review and may be denied if the CFIA feels that there is sufficient justification for additional caution. (NB - the CFIA can deny any field trial application, not just molecular farming, if they feel there is sufficient cause) As a result of a recently held workshop on molecular farming the CFIA has proposed draft amendments to Regulatory Directive 2000-07 to accommodate confined research trials of PNTs for pharmaceutical production. It is important to note that the CFIA and other regulatory agencies intend to modify existing regulations and not to try formulating a new set of regulations for molecular farming.
Points to note: isolation distances may be greater than those required for other PNTs, disposal and destruction of all harvested plant materials must be witnessed by a CFIA inspector and human toxicity and allergenicity data may be required. At present these suggested modifications have not been officially adopted and all proposed confined field trials are assessed on an individual basis. Further consultations between AAFC and CFIA are planned.

The commercial release of plants for larger scale molecular farming activities is not expected for several years. The CFIA has not yet disclosed any information concerning how such activities may be regulated.
The regulatory situation in the USA is somewhat more advanced and some larger scale trials have been completed. A few companies have begun commercial production of novel products from plants and have achieved a regulatory status that allows production on commercial scale. The oversight of biotechnology-derived plants rests with the USDA's Animal and Plant Health Inspection Service, (APHIS), the Food and Drug Administration, (FDA) and the Environmental Protection Agency (EPA). An APHIS document that describes the terms and conditions imposed on confined trials of plants tested in 2002, (barley, corn, rice, sugarcane, tobacco and tobacco mosaic virus) has been published. As described in the Federal Register, (vol 67, No 149, Aug 2, 2002) an expansion of biotechnology-based crops is anticipated and up-dated field testing requirements and early food safety assessments for new proteins to be produced by plants are suggested. Any new proposals would be implemented through the coordinated activities of the FDA, USDA, and EPA and be based on the following principles:

1. The level of confinement under which a field test of a biotechnology-derived plant is conducted should be consistent with the level of environmental, human and animal health risk associated with the introduced protein and trait.
2. If a trait or protein presents an unacceptable risk or the risks cannot be determined adequately, field test confinement requirements would be rigorous to restrict out-crossing and commingling of seed and the occurrence at any level of biotechnology-derived genes and gene products from these field tests would be prohibited in commercial seed, commodities, and processed food and feed.
3. Even if a trait or protein does not present an unacceptable risk to the environment or public health, field test requirements should still minimize the occurrence of out-crossing and commingling of seed from these field tests, but intermittent, low levels of biotechnology-derived genes and gene products from such field tests could be found acceptable based on data and information indicating the newly introduced traits and proteins meet the applicable regulatory standards.

In our opinion, our planned molecular farming will conform to restrictions currently in place and reasonably anticipated.

EMPLOYEES
We currently employ one full-time employee. The Company expects to ultimately engage two in the area of sales and marketing, one in administration and finance, and two in technical research and production. We expect our labor relations to be good. None of our employees are covered by a collective bargaining agreement.

TRANSACTIONS  WITH  AFFILIATES
No director, executive officer or nominee thereof of Guardian Biotechnologies Inc., and no owner of five percent or more of the Company's outstanding shares or any member of their immediate family has entered into or proposed any transaction with the Company in which the amount involved exceeds US$60,000. Transactions with Nexgen are anticipated and Dr. Sun Lee, who is a director and major shareholder, is also president and a major shareholder of Nexgen.

CERTAIN  BUSINESS  RELATIONSHIPS
No director or nominee for director is or has been during the Company's last fiscal year an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with the Company in excess of 5% of either Company's revenues or assets with the exception of Dr. Sun Lee who is a director and principal shareholder of Nexgen Biotechnologies, Inc., the Company's parent company.

INDEBTEDNESS  OF  MANAGEMENT
There are no persons who are directors, executive officers of Guardian Biotechnologies Inc., nominees for election as a director, immediate family members of the foregoing, corporations or organizations (wherein the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (wherein the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to the Company in an amount in excess of US$60,000.

TRANSACTIONS  WITH  PROMOTERS
Nexgen Biotechnologies, Inc. founded Guardian Biotechnologies Inc. on August 15, 2002 with an initial capitalization of a cash infusion of US$318,569 (Cdn$500,000.00), for which it received 5,000,000 shares of common stock. Dr. Sun Lee, President and director of Guardian Biotechnologies Inc., is a principal shareholder, president and a director of Nexgen Biotechnologies, Inc. with which Guardian Biotechnologies Inc. has a business relationship. Nexgen Biotechnologies, Inc. is also the parent company of Guardian. Dr. Sun Lee also received 2,000,000 shares of common stock from the Company for Cdn$2,000.00.

FACILITIES
The Company rents on a month to month basis its current principal executive offices and technical facilities located at 4th Floor, IPW, 110 Gymnasium Place, Saskatoon, Saskatchewan, Canada for Cdn$330.00 per month. There is no security deposit.

We are temporarily renting our present facilities until the end of this year since we anticipate leasing an office space in January 2003 within the newly developed Industrial Partnership Wing (IPW) of the National Research Council Canada, Plant Biotechnology Institute (NRC/PBI).
The office facilities are leased from the property owners. We do not carry tenants insurance for office contents but intend to carry insurance of Cdn$2,000,000 comprehensive general liability once our lab is in place.

LITIGATION
We  are  not  party  to  any  material  legal  proceedings.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS
The following table sets forth the name, age, and position of each Director and Executive Officer of Guardian Biotechnologies Inc.


       NAME              AGE     POSITION
       ----              ---     --------
Sun  Lee,  PhD            44     President,  Treasurer  and  Director
--------------            --     ------------------------------------
James Macpherson, PhD     42     Secretary  and  Director
---------------------     --     ------------------------
Paul  Arnison,  PhD       51     Director
-------------------       --     --------

Dr. Sun Lee represented the first Board of Directors of the Company and was appointed to the Board of Directors on August 15, 2002 and will serve a term of three years until any successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.
There are no arrangements or understandings between the directors and officers of Guardian Biotechnologies Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer. In addition, there are no agreements or understandings for the officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor acting at the direction of any other person.

The following summary outlines the professional background of the directors, executive officers and significant employees over the past five years.

DIRECTORS  AND  EXECUTIVE  OFFICERS

SUN  LEE,  PHD,  PRESIDENT,  TREASURER  AND  A  DIRECTOR
Dr. Lee brings extensive research experience in the field of molecular farming. His past positions include Director of the Plant Biotechnology Institute at Dongbu Chemical Co., assistant research officer at Canada National Research Council, and research assistant at both the Natural Science and Engineering

Research Council of Canada and the Department of Plant Science, University of Saskatchewan. Dr. Lee has written several theses on plant biotechnology: Genetic transformation of broccoli; Genetic transformation of B.oleracea varieties; Genetic transformation of recalcitrant genotypes of B.napus; Speed transformation of Brassicas; and Development of plant promoters from Brassicas. Dr. Lee is currently a director, officer and shareholder of Nexgen Biotechnologies, Inc., the Company's parent company.

JAMES  MACPHERSON,  PHD,  GENERAL  MANAGER,  SECRETARY  AND  A  DIRECTOR
Dr. Macpherson has three patents for plant cell transformation and has published many articles on molecular cloning and related subjects. He has worked as research manager and senior scientist at Performance Plants Inc. In his capacity as a consultant to Nexgen Biotechnologies, Inc. (parent company of Guardian Biotechnologies Inc.) he was a facilitator for the new biotechnology company (Guardian Biotechnologies Inc.). Past experience includes positions as a research associate at the Plant Biotechnology Institute and the National
Research Council of Canada, and he was the recipient of two outstanding achievement awards from the National Research Council. Dr. Macpherson is also a member of the science advisory council for the Saskatchewan Institute of Applied Science and Technology.

PAUL  ARNISON,  PHD,  SCIENTIFIC  ADVISOR  AND  A  DIRECTOR
Dr. Arnison holds approximately 175 patents to his name and is a leader in plant biotechnology and business development strategies. He is currently President of Botanical Alternatives Inc., dedicated to the production of environmentally responsible pest control agents. Past positions include general manager of FARR Biotechnology Group in Ontario and general manager of Paladin Hybrids Inc. also in Ontario. Dr. Arnison is or has been a board member of AgriGenomics Inc. and Transplastomic Technologies Inc. and has held various other industry positions with government granting agencies, plant breeding, hybrid systems development and novel hybridization systems. Additionally, he has extensive experience with intellectual property issues and technology assessment.

EXPECTED  TO  BE  HIRED

COLLETTE  JAKO,  PHD,  RESEARCH  DIRECTOR
Dr. Jako is currently associated with Canamera Foods (Saskatoon) as a research associate. Prior to that, she was at the National Research Council and Plant Biotechnology Institute in Saskatoon with a project focused on producing plant derived pigments of value to the food industry in oilseed plants and in conducting EST screening for new enzymes. She has also worked in Singapore and France where she researched the characterization and cloning of cDNA coding for small GTP binding proteins in Petunia hybrida. Dr. Jako has a patent pending, won four industry awards and published several papers on biotechnology topics.

MALGORZATA  NOWAK,  SENIOR  TECHNICIAN
Mrs. Nowak served as the technical officer of the Brassica Biotechnology Group at the National Research Council in Saskatoon where some of her projects were molecular farming, sub genomic library screening for root promoters, the development of zero transformation methods for recalcitrant Brassica napus seed, the transformation of Arabidopsis thaliana by vacuum infiltration and the development of regeneration and transformation protocols for horseradish, Nigela, oilseed radish, Crambe and false flax. She has been a researcher with Dow AgroSciences Canada Inc.

BOARD  OF  DIRECTORS
The board of directors has the ultimate responsibility for the administration of the affairs of GUARDIAN. Our bylaw, as currently in effect, provides for a board of directors of not less than three directors and not more than ten directors. Under our bylaw, all directors serve a three year term but may be replaced at the ordinary general meeting of shareholders convened with respect to the last fiscal year. It is expected that all current directors will continue to serve after this offering. The directors are elected at a general meeting of shareholders by a majority of vote of the shareholders present or represented by proxy, subject to quorum requirements of at least one-quarter of all issued and outstanding shares having voting rights.

INDEPENDENT  AUDITOR
Our bylaw provides for the appointment by the shareholders of the Company of an independent auditor. The independent auditor's term expires at the close of the ordinary general meeting of shareholders convened with respect to the last fiscal year from the date of acceptance by the independent auditor. Currently, Pannell Kerr Forster is our independent auditor.

INDEPENDENT  DIRECTORS
Mr. Paul Arnison, PhD serves on the board as an independent director. We intend to appoint one additional independent director within 90 days following this offering.

EXECUTIVE  COMPENSATION
We paid an aggregate amount of compensation during fiscal 2002 to our directors and officers as a group equal to US$6,343. The amount of retirement and severance benefits accrued for our executive officers and directors in 2002 was $nil. There were no pension, retirement or other similar benefits set aside for our executive officers and directors in 2002.

STOCK  OPTION  PLAN
Under our bylaw, we may grant options for the purchase of our shares to certain qualified officers and employees. There are no stock options or warrants or other securities convertible into Guardian Biotechnologies Inc. common stock outstanding as at November 30, 2002. We may file a registration statement on Form S-8 after the effective date hereof that would permit and facilitate the offering of options to acquire shares of common stock of the Company by employees, directors and consultants at prices per share at variance with any market quotations at the time. There were no warrants or other securities convertible into Guardian Biotechnologies Inc. common stock outstanding as of November 30, 2002.

PRINCIPAL  SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our shares, on a fully diluted basis, as of October 12, 1999 and as adjusted to reflect the sale of our shares offered hereby, by (1) each person known to us to own beneficially more than five percent (5%) of our shares, and
(2)  all  of  our  directors  and  executive  officers  as  a  group.

The following table sets forth, as of November 30, 2002, our outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. As of November 30, 2002, we had 8,200,000 shares of common stock issued and outstanding. All shares set forth in the following table are held directly and each shareholder has sole voting and investment power concerning their shares.

                                                  SHARES         PERCENTAGE OF
NAME                                              OWNED         SHARES OWNED (2)
-----------------------------------------------  -------------  ----------------
Sun Lee - President, Treasurer and a Director       1,000,000          12.20%
-----------------------------------------------  -------------  ----------------
Nexgen Biotechnologies, Inc. (1)                    5,000,000          60.98%
-----------------------------------------------  -------------  ----------------
James Macpherson, Secretary and Director                    0           0.00%
-----------------------------------------------  -------------  ----------------
Paul Arnison, Director                                      0           0.00%
-----------------------------------------------  -------------  ----------------
Penn  Capital  Canada  Ltd.                           650,000           7.93
-----------------------------------------------  -------------  ----------------
World Cup Finance Ltd.                                550,000           6.71
-----------------------------------------------  -------------  ----------------
Song Do Chung                                         500,000           6.10
-----------------------------------------------  -------------  ----------------
Mi Kyung Youn                                         500,000           6.10
-----------------------------------------------  -------------  ----------------
All Executive Officer and Directors as a Group      1,000,000          12.20%
-----------------------------------------------  -------------  ----------------
     (1)  Sun  Lee  is  President  and  a  major  shareholder  of  Nexgen
          Biotechnologies,  Inc.

     (2) None of the directors named above are currently considering participating in the share offerings detailed in this prospectus.

Each of Guardian Biotechnologies Inc.'s officers and directors may be reached at its executive offices located at 4th Floor, IPW, 110 Gymnasium Place, Saskatoon, Saskatchewan, Canada S7N 0W9. Sun Lee may be reached at his office located at 65-1, Wonchon - Dong, Yusung - Gu, Daejon City, South Korea.
There are no arrangements known to us, the operation of which may result in a change of control of the Company.

DESCRIPTION  OF  SHARE  CAPITAL

The following is a description of the material terms of our capital stock. This description does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement that include this prospectus, and by the applicable provisions of Canadian law.

Our authorized capital stock consists of unlimited number of shares of common stock, without par value. At November 30, 2002, there were 8,200,000 shares of common stock issued and outstanding.

COMMON  STOCK
Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of the Company's common stock.

Because the holders of shares of the Company's common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment of all creditors.

Under the bylaw, only the Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of the Company by changing the composition of its Board.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. In the future the Company may issue additional shares of the Company's common stock, in which event the relative interest of the existing shareholders and shareholders who purchase under this offering may be diluted.

SHARES  ELIGIBLE  FOR  FUTURE  SALE

Prior to this offering, there has been no market for our shares, and there can be no assurance that a significant public market for our shares will develop or be sustained after this offering. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options and warrants) in the public market following this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sale of our equity securities.
This registration statement and prospectus will permit some of our shareholders to sell up to an aggregate of 2,200,000 shares of our common stock from time to time, as long as we maintain the effectiveness of the registration statement and update the prospectus. The offering will close no later than 190 days after the effective date of the registration statement that includes this prospectus, which also offers for sale up to 5,000,000 shares of its common stock by the Company to the public.

On September 20, 2004, all 8,200,000 of our common shares that are outstanding as of November 30, 2002 will be eligible to be sold pursuant to Rule 144, subject to the public information, volume limitation, manner of sale and notice conditions of the rule. On September 20, 2003, 1,000,000 of these shares will be eligible for sale without condition under Rule 144(k). 6,000,000 of these shares are held by affiliates and may be sold under Rule 144 only in compliance with the public information, volume limitation, manner of sale and notice conditions of the rule. The remaining 1,200,000 of these shares will be eligible for sale without condition under Rule 144(k) on November 4, 2003.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:
     - public information-we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;
     - volume limitation-during any three-month period, a shareholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;
     - manner of sale-the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and
     - notice-except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, shareholders who are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

TAX  CONSIDERATIONS

UNITED  STATES  AND CANADA : TAXATION
POTENTIAL PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM UNDER U.S. FEDERAL, STATE, LOCAL AND APPLICABLE FOREIGN TAX LAWS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES.

UNDERWRITING

The Company is offering the shares for sale on behalf of its shareholder holdings and has not contracted with an underwriter or broker to assist the holders to dispose of their shares. Accordingly, there will be no Underwriter discounts or broker commissions paid out by the Company and the Company will receive no proceeds from any sale of the shares offered by the selling shareholders.

This prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering of the shares in Canada or any province or territory thereof or in the United States or any state. Any offer or sale of the shares in Canada or the United States may only be made pursuant to registration or to an exemption from the requirement to file a prospectus in the province or territory of Canada or any state in the United States in which such offer or sale is made.
Prior to the offering, there has been no public market for the shares. The initial public offering price for the shares will be determined by negotiation between individual holders, their representatives and the purchaser. Among the factors to be considered in such negotiations are:
..  Prevailing  market  conditions;
.. The market values of publicly traded companies that the parties believe to be comparable to GUARDIAN;
.. The current state of Guardian's development and its current financial condition;
.. The history of and prospects for GUARDIAN and the industry in which it competes;
..  The  prospects  for  future  revenues  and  earnings  of  GUARDIAN;  and

..  Other  factors  deemed  relevant.
Application is to be made to have the shares approved for quotation on the NASD OTC BB under a symbol to be applied for. Until the distribution of the shares is completed, rules of the Securities and Exchange Commission may limit the ability of certain selling group members to bid for and purchase the shares.

LEGAL  MATTERS

Legal matters relating to the legality of issuance of shares, their transferability and assessability, will be passed upon by Canadian counsel, Alixe B. Cormic of Venture Law Corporation, Suite 618-688 West Hastings St. Vancouver BC., Canada V6B 1P1.

EXPERTS

Our financial statements as of October 31, 2002 and for the period from August 15, 2002 (inception) to October 31, 2002 are included in the prospectus in reliance on the report of Pannell Kerr Forster, independent Chartered Accountants, issued upon the authority of Pannell Kerr Forster as experts in accounting and auditing.


INFORMATION  AVAILABLE  TO  THE  PUBLIC

We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, and the exhibits and schedules thereto. You should refer to the registration statement for further information. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or document.
Upon declaration by the Securities and Exchange Commission of the effectiveness of the registration statement, we will become subject to the periodic reporting and other informational requirements of the United States Securities Exchange Act of 1934, as amended. Under the United States Securities Exchange Act of 1934, as amended, we will be required to file reports and other information with the Securities and Exchange Commission. Copies of the registration statement, its accompanying exhibits, as well as such reports and other information, when so filed, may be inspected without charge and may be obtained at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Securities and Exchange Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information regarding the Washington, D.C. Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. As a foreign private issuer, we are exempt from the rules under the United States Securities Exchange Act of 1934, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
We will furnish our shareholders with our annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with accounting principles generally accepted in the United States. We will also furnish our shareholders with our semi-annual or quarterly reports submitted to the Securities and Exchange Commission or NASD.

INDEX  TO  FINANCIAL  STATEMENTS

GUARDIAN  BIOTECHNOLOGIES  INC.
(A  Development  Stage  Company)
October  31,  2002
(Canadian  Funds)


                                                                           Page
                                                                           ----

Independent  Accountants'  Report  dated  November  28,  2002                32

Balance  Sheet  as  at  October  31,  2002                                   33

Statement  of  Operations for the period from inception through
    October 31, 2002                                                         34

Statement  of  Cash Flows for the period from inception through
    October 31, 2002                                                         35

Statement  of Shareholders' Equity for the period from inception
    through October 31,  2002                                                36

Notes  to  the  Financial  Statements                                        37

REPORT  OF  INDEPENDENT  CHARTERED  ACCOUNTANTS

TO  THE  BOARD  OF  DIRECTORS
OF  GUARDIAN  BIOTECHNOLOGIES  INC.
(A  Development  Stage  Company)

We have audited the balance sheet of Guardian Biotechnologies Inc. (A Development Stage Company) as at October 31, 2002 and the statements of operations, cash flows and shareholders' equity for the period from incorporation on August 15, 2002 to October 31, 2002. These financial statements are the responsibilities of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of the material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for out opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2002 and the results of operations and its cash flows for the period referred to above in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming the Company will continue as going concern. As discussed in note 1 to the financial statements, the Company has had no operations and has no established source of revenue and needs additional financing in order to complete its business plan. This raises substantial doubt about the ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pannell  Kerr  Forster
Chartered  Accountants

Vancouver,  Canada
November  28,  2002




GUARDIAN BIOTECHNOLOGIES INC.
----------------------------------------------------
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
OCTOBER 31,2002
(US DOLLARS)





ASSETS

CURRENT
  Cash                                                $ 259,186
                                                      ----------

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities (note 5(a))$  40,496
                                                      ----------

STOCKHOLDERS' EQUITY

SHARE CAPITAL
  Authorized
    100,000,000 Common shares without par value
  Issued
    7,000,000 Common shares (note 5(a))                 318,569

OTHER COMPREHENSIVE LOSS                                 (1,672)

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE        (98,207)
                                                      ----------
                                                        218,690
                                                      ----------

                                                      $ 259,186
                                                      ----------

See notes to financial statements.

                                       33

GUARDIAN  BIOTECHNOLOGIES  INC.
--------------------------------
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  OPERATIONS
FOR THE PERIOD FROM INCORPORATION ON AUGUST 15, 2002 TO OCTOBER 31, 2002 (US DOLLARS)


EXPENSES
     Consultants  fees                 $    92,253
     Wages  and  benefits                    2,118
     Accounting  and  legal                  1,903
     Travel                                    946
     Rent                                      460
     Insurance                                 254
     Office  and  miscellaneous                213
     Licenses  and  dues                        60
                                            ------

NET  LOSS  FOR  PERIOD                  $  (98,207)

BASIC  LOSS  PER  SHARE                 $   (0.026)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING    3,831,169


See  notes  to  financial  statements.

GUARDIAN  BIOTECHNOLOGIES  INC.
--------------------------------
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  CASH  FLOWS
FOR THE PERIOD FROM INCORPORATION ON AUGUST 15, 2002 TO OCTOBER 31, 2002 (US DOLLARS)




OPERATING  ACTIVITIES
      Net  loss                                            $       (98,207)
                                                           ----------------

CHANGES  IN  NON-CASH  WORKING  CAPITAL

      Accounts  payable  and  accrued  liabilities                  40,496
                                                           ----------------
CASH  USED  IN  OPERATING  ACTIVITIES                              (57,711)
                                                           ----------------
FINANCING  ACTIVITY
      Issuance  of  common  shares                                 318,569
                                                           ----------------

INFLOW  OF  CASH                                                   260,858
EFFECT  OF  FOREIGN  CURRENCY  TRANSLATION  ON  CASH                (1,672)
                                                           ----------------

CASH,  END  OF  PERIOD                                     $       259,186
                                                           ----------------


See  notes  to  financial  statements.



GUARDIAN BIOTECHNOLOGIES INC.
-------------------------------------------------------------------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM INCORPORATION ON AUGUST 15, 2002 TO OCTOBER 31, 2002
(US DOLLARS)



                              Per Share                          Common Shares       Deficit During                 Shareholders'
                                                              ---------------------       the        Comprehensive
                                                                                      Development         loss
                                Amount      Consideration     Number       Amount        Stage                         Equity
                              ---------     -------------     ----------   --------  --------------  -------------  -------------
Shares Issued
  September 16, 2002          $ 0.0006          Cash          2,000,000    $  1,269                                  $    1,269
  September 20, 2002          $  0.063          Cash          5,000,000     317,300                                     317,300
Other Comprehensive Loss                                                                                   (1,672)       (1,672)
Loss for Period                                                                           (98,207)                      (98,207)
                              ---------     -------------     ----------   --------  --------------  -------------  -------------
Balance
  October 31, 2002                                            7,000,000    $318,569    $  (98,207)    $    (1,672)   $  218,690
                              ---------     -------------     ----------   --------  --------------  -------------  -------------

See  notes  to  financial  statements.

GUARDIAN  BIOTECHNOLOGIES  INC.
(A  Development  Stage  Company)
Notes  to  Financial  Statements
For the Period from Incorporation on August 15, 2002 to October 31, 2002 (US Dollars)


1.  NATURE  OF  OPERATIONS

The Company was incorporated August 15, 2002 under the Canada Business Corporation Act and is registered under the Business Corporation's Act of Saskatchewan. Planned principal operations have not commenced and most of the Company's efforts have been devoted to financial planning, raising capital and developing a business plan. There has been no revenue generated to October 31, 2002. The Company's principal business activities will include the development of therapeutic proteins for medical and veterinary use and the production of industrial and cosmetic enzymes. The Company will also distribute lab equipment, plastic consumable products, and genetically modified organism testing kits.

2.  SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Foreign  currency  translation

     Amounts recorded in foreign currency are translated into United States dollars as follows:

     (i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date; and
     (ii) Revenues  and  expenses  at the average rate of exchange for the year.

     Gains and losses arising from this translation of foreign currency are excluded from net loss or the period and accumulated as a separate component of stockholders' equity

     (b)  Comprehensive  Income  (loss)

     Other comprehensive income (loss) includes revenues and expenses and unrealized gains and losses that under accounting principles generally accepted in the United States are excluded from net income (loss) and are recorded directly as an adjustment to stockholders' equity, net of tax. When the unrealized gains and losses are realized they are reclassified from other comprehensive income and included in net income. The Company's other comprehensive income (loss) is composed of unrealized gains and losses from foreign currency translation adjustment.


 3.  BASIS  OF  PRESENTATION

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

4.  RELATED  PARTY  TRANSACTIONS

During the period, the Company paid a total of $6,343 to two officers and directors for consulting fees and wages.

At October 31, 2002 there were 5,000,000 common shares owned by Nexgen Biotechnologies, Inc., a Korean Company, representing 71.4 % of the total outstanding at that date.

5.  SUBSEQUENT  EVENTS

(a)  On November 4, 2002, the Company issued 1,200,000 common shares valued at $
0.05 CDN per share in settlement of compensation for professional services for $ 60,000 CDN provided by unrelated third parties which were included in accounts payable at October 31, 2002 in the amount of $38,028.

(b) The Company is in the process of filing a form F-1 Registration Statement with the Securities and Exchange Commission to register for sale 2,200,000 shares of common stock presently held by shareholders and 5,000,000 shares offered by the Company to net the Company $317,300.

6.  COMPREHENSIVE  LOSS

                                            Period from
                                             August 15,
                                                2002
                                                 to
                                             October 31,
                                                2002
                                          ---------------

Net  loss                                 $     (98,207)
Other
     comprehensive
     income  (loss)                              (1,672)
                                          ---------------

Comprehensive
     loss                                 $     (99,879)
                                          ---------------


PART  II
INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  13.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION
The following table sets forth the estimated expenses, other than the underwriting discounts and commission, payable by the Registrant in connection with the offering described in the Registration Statement
(all  amounts  are  estimated  including  the  SEC  registration  fee):
                                ITEM                           AMOUNT ($)
                                ----                           ----------
                 SEC Registration Fee                        US$   720.00
                 --------------------                        ------------
                 EDGAR Filing Expenses                          $2,000.00
                 ---------------------                       ------------
                 Transfer Agent Fees                            $1,500.00
                 -------------------                         ------------
                 Legal Fees                                     $8,000.00
                 ----------                                  ------------
                 Accounting Fees                                $4,000.00
                 ---------------                             ------------
                 Printing Costs                                 $3,000.00
                 --------------                              ------------
                 Miscellaneous                                  $3,000.00
                 -------------                               ------------
                 TOTAL                                       US$22,220.00
                 ----------------                            ------------

ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
There is no current provision for the indemnification of the officers and directors of the Company pursuant to their involvement with the offering of this prospectus.

ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES
Set forth below is information regarding the sales and issuances of our securities without registration since inception, August 15, 2002.

1. Pursuant to a subscription agreement dated September 16, 2002, we issued 2,000,000 shares of our common stock to Dr. Sun Lee for US$1,269.00. The offer and sale of securities were exempt from registration under Rule 504 and/or Rule 506 of Regulation D and/or Section 4(2) under the Securities Act of 1933, as amended (the "Act"). Subsequently, Dr. Lee transferred 500,000 shares to Song Do Chung and 500,000 shares to Mi Kyung Youn under the same exemption. The selling shareholders in this prospectus include all those persons who received shares of common stock in connection with the transfer of the shares.

2. On September 20, 2002 we completed a private placement offering of 5,000,000 shares of our common stock at an offering price of US$0.063 per share. Gross proceeds from the offer and sale were US$317,300.00. The offers and sales were exempt from registration pursuant to Regulation S under the Act due to the foreign nationality of all of the investors. No commission or other payment was made with respect to the funds raised.

3. On November 4, 2002 we issued a total of 1,200,000 shares of our common stock in exchange for services rendered to the Company that were valued at US$38,028. The offers and sales of the common stock were exempt from registration under Rule 504 and/or Rule 506 of Regulation D and/or Section 4(2) under the Act. If the foregoing exemptions are not available, we believe that the offers and sales were exempt from registration under Regulation S under the Act due to the foreign nationality of the subscribers. In the event that this offering and the offering described in paragraph 1 above are integrated, we believe that the exemptions available under Rule 504 and/or Rule 506 of Regulation D and/or
Section 4(2) under the Act still cover an integrated offering. The following entities received shares in connection with the offering: Worldcup Finance Ltd., Penn Capital Canada Ltd. and are included in the selling shareholders in this prospectus.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES
The  following  Exhibits  are  attached  to  this  registration  statement:

3.1          Amended  Articles  of  Incorporation and articles of incorporation
3.2          Bylaws
5.1          Opinion and consent of Alixe B. Cormic of  Venture Law Corporation
10.1         Consulting  Service  Agreement
10.2         Employment  Agreement
23.1         Consent  of  Pannell  Kerr  Forster,  Independent  Accountants

ITEM  17.  UNDERTAKINGS
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in item 14, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The  undersigned  registrant  hereby  undertakes  that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saskatoon, Canada, on December 4, 2002.
                                                   GUARDIAN BIOTECHNOLOGIES INC.
                                                                     /s/ Sun Lee
                                                                   NAME: SUN LEE
                                                  Title: President and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Macpherson, PhD and Paul Arnison, PhD, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 4, 2002, in the capacities indicated.
                                                             SIGNATURE AND TITLE

                                                                    /s/ Sun Lee
                                                                    ------------
                                                                         SUN LEE
                                               Director, President and Treasurer

                                                             /s/James Macpherson
                                                             -------------------
                                                                JAMES MACPHERSON
                                                          Director and Secretary

                                                               /s/ Paul Arnison
                                                               -----------------
                                                                    PAUL ARNISON
                                                                        Director

SIGNATURE  OF  AUTHORIZED  REPRESENTATIVE  OF  THE  REGISTRANT
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America GUARDIAN BIOTECHNOLOGIES INC. has signed this Registration Statement or amendment thereto in the City of Saskatoon, Province of Saskatchewan, on December 4, 2002. Target Group
/s/  Hyun J. You:
NAME:Hyun J. You
TITLE:  MANAGING  DIRECTOR
II-5

                                  EXHIBIT INDEX

EXHIBIT  NO.     DESCRIPTION
------------     -----------

3.1          Amended  Articles  of  Incorporation  and Articles of Incorporation
3.2          Bylaws
5.1          Opinion and consent of  Alixe B. Cormic of  Venture Law Corporation
10.1         Consulting  Service  Agreement
10.2         Employment  Agreement
23.1         Consent  of  Pannell  Kerr  Forster,  Independent  Accountants